UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Groupon, Inc.
(Exact name of registrant as specified in its charter)

1-35335
(Commission file number)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 31, 2020, Groupon, Inc. (the "Company") entered into an agreement (the “Board Advisor Agreement”) with Richard P. Merage and entities affiliated with MIG Capital, LLC (collectively, “MIG”) pursuant to which, for so long as MIG beneficially owns at least 3.5% of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), Mr. Merage will be entitled to attend certain portions of regularly scheduled and special meetings of the Board of Directors of the Company (the "Board") during the period beginning on February 1, 2020 and ending on April 30, 2020 (subject to extension to December 31, 2020 at MIG’s election).
Until the earlier of (a) the date that is 15 business days prior to the deadline for submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders pursuant to the Company’s bylaws and (b) the date that is 100 days prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials for the 2020 annual meeting of stockholders (the “Standstill Period”), MIG has agreed to customary standstill provisions prohibiting MIG from, among other things, (i) nominating or recommending for nomination any person for election at, or submitting any proposal for consideration at, any annual or special meeting of the Company’s stockholders, (ii) engaging or participating in any solicitation of proxies with respect to securities of the Company, (iii) joining in any “group” or voting arrangement with respect to securities of the Company, (iv) proposing certain extraordinary transactions or encouraging third parties to do so, (v) seeking representation on the Board, (vi) acquiring additional Common Stock that would result in MIG and its affiliates owning more than 9.9% of the outstanding shares of Common Stock and (vii) advising or influencing third parties with respect to the voting or disposition of securities of the Company.

In addition, during the Standstill Period, MIG has agreed to vote its shares of Common Stock in favor of the Company’s nominees for election to the Board and, subject to certain exceptions, in accordance with the Board’s recommendation with respect to any other matter submitted to a vote of the Company’s stockholders.

The foregoing description of the terms of the Board Advisor Agreement is not complete and is qualified in its entirety by reference to the Board Advisor Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release announcing the matters described above is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Agreement, dated January 31, 2020, by and among Groupon, Inc., Richard P. Merage, MIG Capital, LLC and the other parties named therein
99.2	Press release dated January 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: January 31, 2020
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Interim Chief Financial Officer